SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) August 11, 2003

Allied Waste Industries, Inc.

(Exact name of registrant as specified in charter)

Delaware

(State or other jurisdiction of incorporation)

0-19285	88-0228636

(Commission File Number)	(IRS Employer Identification No.)

15880 N. Greenway-Hayden Loop, Suite 100 Scottsdale, Arizona	85260

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (480) 627-2700

Not Applicable

(Former name or former address, if changed since last report)

Item 9. Regulation FD Disclosure
Signatures

Item 9. Regulation FD Disclosure

Allied Waste Industries, Inc. (“Allied Waste”) today announced that it will seek an amendment to its existing credit facility. The primary purpose of the proposed amendment will be as follows:

•	to permit the previously announced exchange of Allied Waste’s Series A Preferred Stock for shares of Allied Waste’s common stock;

•	to provide for an additional $250 million of term loan indebtedness under the credit facility;

•	to permit the issuance by Allied Waste North America, Inc. (“AWNA”), the borrower under the credit facility and a wholly owned subsidiary of Allied Waste, of an additional $750 million of other senior indebtedness for future refinancings;

•	to permit Allied Waste to use the net proceeds of the additional term loan indebtedness and any successful issuance of other indebtedness to opportunistically retire outstanding senior subordinated indebtedness of AWNA through optional redemption, public tender offer, open market repurchases or otherwise; and

•	to the extent not used for such purposes, to require Allied Waste to apply any remaining proceeds to the prepayment of the term loans under the credit facility.

Allied Waste believes that the proposed amendment will be effected by the end of September 2003. There can be no assurance, however, that it will be effected by such time or at all.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant, Allied Waste Industries, Inc., has caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ALLIED WASTE INDUSTRIES, INC.

By:	/s/ PETER S. HATHAWAY

Peter S. Hathaway
Executive Vice President and Chief Financial Officer
(Principal Financial Officer)

Date: August 11, 2003